UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 10, 2026

Edgewise Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40236	82-1725586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1715 38th St.

Boulder, CO 80301

(Address of principal executive offices) (Zip Code)

(720) 262-7002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EWTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 13, 2026, Edgewise Therapeutics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) with the Securities and Exchange Commission to report, among other things, the completion of the acquisition of the Company’s sevasemten compound and certain other related assets collectively constituting the Company’s muscular dystrophy program by Servier Pharmaceuticals LLC and Les Laboratoires Servier (together, the “Buyers”, and such transaction, the “Transaction”), pursuant to the terms and conditions of the previously announced Asset Purchase Agreement by and among the Company and the Buyers.

This Current Report on Form 8-K/A is being filed solely to amend the Initial Report to include the pro forma financial information required by Item 9.01(b) of Form 8-K. This Current Report on Form 8-K/A should be read in conjunction with the Initial Report, which provides a more complete description of the Transaction.

Item 9.01	Financial Statements and Exhibits

(b) Pro forma financial information.

The unaudited pro forma condensed financial information required by Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits:

Exhibit No.	Description
99.1	Unaudited pro forma condensed financial information

104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWISE THERAPEUTICS, INC.

By:	/s/ Michael Nofi
Michael Nofi
Chief Financial Officer

Date: July 16, 2026